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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           QUEEN SAND RESOURCES, INC.


         Queen Sand Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the amendment set forth below to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with Section 242
(a)(3) of the Delaware General Corporation Law, as amended:

         1. Article First of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "FIRST:  Name.  The name of the corporation is DevX Energy, Inc."


         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation does execute this Certificate of Amendment, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of September, 2000



                                 QUEEN SAND RESOURCES, INC.



                                 By: /s/ EDWARD J. MUNDEN
                                    ----------------------------------------
                                      Name: Edward J. Munden
                                           ---------------------------------
                                      Title: President, Chief Executive Officer
                                            --------------------------------


ATTEST:

By: /s/ BRIAN J. BARR
   ----------------------------------------
     Name: Brian J. Barr
          ---------------------------------
     Title: General Counsel
           --------------------------------